Exhibit 99.1

NEWS RELEASE
Investor Contact:
Gus Okwu / DRG&E
404-532-0086
gokwu@drg-e.com

Company Contact:
Ornella Napolitano, VP and Treasurer
FiberTower Corporation
202-251-5210
onapolitano@fibertower.com

FiberTower Names Kurt Van Wagenen as President and CEO

San Francisco, CA., April 14, 2008 — FiberTower Corporation (NASDAQ: FTWR), a wireless backhaul services provider, announced today that its board of directors has appointed Kurt Van Wagenen as President and Chief Executive Officer effective immediately.  Van Wagenen was also elected to FiberTower’s board of directors.  Van Wagenen previously served as President and CEO of NEON Communications Group, Inc. (“NEON”), a facilities-based wholesale communications provider that supplies carrier and enterprise customers with high bandwidth fiber optic capacity.

“We are pleased to announce Kurt’s appointment, which follows a rigorous selection process by the board of directors,” said John Beletic, FiberTower’s Chairman.  “He has an impressive track record in both operations and business development, strong financial acumen and a background in engineering.  We believe that the Company will deliver outstanding results and build shareholder value under his leadership.”

“I am very excited about the opportunity to lead FiberTower,” Van Wagenen said.  “After spending a number of years operating in the fiber industry, I fully believe that FiberTower’s model of delivering wireless backhaul services using a hybrid microwave - fiber solution will become more compelling for carriers over the next few years.”

Van Wagenen was President and CEO of NEON (formerly Globix Corporation) from January of 2007 until November of 2007, when NEON was acquired by RCN Corporation.  Prior to being appointed CEO of NEON, he served as President and Chief Operating Officer of Globix Corporation after being promoted from his prior position as Chief Operating Officer of Globix Corporation’s Network Services division.  Van Wagenen also served as Vice President of Network and Operations for NEON Communications from 2001 until the merger of NEON and Globix in 2005.  Before joining NEON in 2001, Van Wagenen was employed by Verizon Communications and its various predecessors in diverse positions of increasing responsibility, where he commenced his employment in 1986.

Van Wagenen earned an M.B.A. from Harvard Business School and also holds a B.S. in Chemical Engineering from the Rensselaer Polytechnic Institute.  He is also a Chartered Financial Analyst.

Beletic also expressed gratitude to Thomas Scott, FiberTower’s Chief Financial Officer, and Ravi Potharlanka, the Company’s Chief Operating Officer, who led the Company on an interim basis as Co-Presidents for the last three months.  “The Board and the Company’s employees are deeply appreciative of the continuing commitment, energy and teamwork exhibited by Tom and Ravi in their leadership.  They guided us through the transition superbly, and we are indebted to them for the success of the Company during this transition period.”

About FiberTower

FiberTower is a backhaul and access services provider focused primarily on the wireless carrier market. With its extensive spectrum footprint in 24 GHz and 39 GHz bands, carrier-class microwave and fiber networks in 13 major markets, customer commitments from six of the leading cellular carriers, and partnerships with the largest tower operators in the U.S, FiberTower is considered to be the leading alternative carrier for wireless backhaul.  FiberTower also provides backhaul and access service to government and enterprise markets.  For more information, please visit our website at www.fibertower.com.

Forward Looking Statements

Statements included in this news release which are not historical in nature are “forward-looking statements” within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995.  Forward looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  These include, without limitation, statements regarding the Company’s planned capital expenditures, expected cost per site, anticipated customer growth and expansion plans.  There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements including, without limitation, difficulties in integrating our companies after our merger in 2006, anticipated negative cash flows and operating losses, additional liquidity requirements, potential loss of significant customers, downturns in the wireless communication industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, and competition from alternative backhaul service providers and technologies, along with those risk factors described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.